EXHIBIT 99.1
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Daniel R. Dwight
President and Chief Executive Officer
Kronos Advanced Technologies, Inc.
464 Common Street, Suite 301
Belmont, MA 02478


To Our Shareholders:

        I am pleased to write to you about the exciting accomplishments we have achieved over the past twelve months and to personally thank you for your continued support of Kronos Advanced Technologies, Inc. We are proud of the substantial progress we made transitioning Kronos from a research and development company to an operating business. During the year, we were awarded our first patents on the KronosTM technology, obtained viable commercial contracts, and made further innovations on our proprietary technology. Kronos successfully raised capital from both financial and strategic partners and established a stronger, more independent Board of Directors. As a result, the Company began to earn an initial return on our investment in the KronosTM technology by signing our first commercial contracts in the consumer, military and transportation markets and generating an initial $559,000 in revenue.

        These accomplishments are the direct result of management's commitment and focus on building a long term, financially viable operating business capable of generating sustainable revenue. We believe this commitment and focus will continue to bring improved value to our stockholders in the future.

Patents and Intellectual Property

        We believe that the first ingredient in building a successful operating business capable of generating sustainable revenue is the ability to build a protected intellectual property platform. The Kronos research team's diligent pursuit of patent protection resulted in the following accomplishments in 2003:

        o In January 2003, we received formal notification from the U. S. Patent and Trademark Office indicating that our application entitled Electrostatic Fluid Accelerator had been examined and allowed for issuance as a U. S. patent (#6,504,308). The patent provides protection for key aspects of Kronos' technology until late in 2019.

        o In August 2003, we received a Notice of Allowance from the U. S. Patent and Trademark Office indicating that our patent application entitled Method of and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow had been examined and allowed for issuance as a U. S. patent. This latest patent when formally issued will provide intellectual property protection for key aspects of Kronos' technology until late in 2020.

        o In addition to the Electrostatic Fluid Accelerator and Method of and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow patents, a number of additional patent applications have been filed for, among other things, the control and management of electrostatic fluid acceleration. There are a number of corresponding patent applications, which have been filed and are pending outside of the United States.

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Commercial Contracts

        We believe that the second ingredient in building a successful operating business capable of generating sustainable revenue is the ability to establish relationships with key strategic partners; partners who have the vision, the financial resources, and the product development and distribution capabilities to integrate the KronosTM technology into viable commercial products in a timely fashion. We believe that establishing new customer relationships and executing commercial contracts will result in bringing the KronosTM technology to market through our Standalone and Embedded Product Platforms:


                               Standalone Platform

        o Consumer Retail Products. In October 2002, Kronos and HoMedics executed a Licensing Agreement granting HoMedics certain rights with respect to the distribution of the KronosTM proprietary technology to the consumer. HoMedics is a leading provider of health and wellness products through major domestic retailers, including Wal-Mart, Home Depot, Sears, Bed Bath & Beyond, and Linens 'N Things. The agreement provides for exclusive retail distribution rights for next generation consumer air movement and purification products based on the patented KronosTM technology.

            Kronos has been working side-by-side with HoMedics to complete a feature-rich air purification product line. To effectively capitalize on our competitive advantage in this market, neither Kronos nor HoMedics are able to release specific product data or availability. However, we are enthusiastic about our partnership with HoMedics and are working diligently toward the day when the KronosTM-based consumer product is on store shelves and each of our shareholders has our devices silently purifying the air in their homes.

            In comparison to the 2 1/2 years that it took Sharper Image to get the Ionic Breeze(R) Air Purifier to market, we are extremely pleased at the rate of our progress. We continue to work on a daily basis with the HoMedics team, from their engineers, designers, and manufacturers, to their marketing and sales people in order to ensure the KronosTM-based air purification product line is as successful as we can make it. We believe the years of market research conducted by HoMedics, their expertise in launching highly successful new products and the marketing resources they are putting behind this product, combined with the air purification and air movement capability of the KronosTM technology, will result in a product line that will be well received by the marketplace.

                                Embedded Platform

        o Military Products. In November 2002, the U. S. Navy awarded Kronos a Small Business Innovation Research Phase II contract worth $580,000, plus an option of $145,000. The Phase II contract (commercialization phase) is an extension of the Phase I and the Phase I Option work that began in 2001. It is intended that the KronosTM devices being developed under this contract will be embedded in existing HVAC systems in order to move air more efficiently than traditional, fan-based technology.

            For the past nine months, Kronos has been working closely with the Navy's Naval Surface Warfare Center and a major military shipbuilder to identify specific and immediate applications for the KronosTM technology. In conjunction with this engineering work, we are utilizing the services of Dawnbreaker (www.dawnbreaker.com) in order to effectively transition from Phase II commercialization work to Phase III production and installation. Dawnbreaker offers their services, at the government's expense, to select Phase II companies in order to create partnerships that will lead to Phase III corporate funding, product sales and ship board installation.

            In August 2003, the U. S. Army awarded Kronos the option on its Small Business Innovation Research Phase I contract bringing the value of the Phase I contract award to $120,000. In July 2003,

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            Kronos  obtained a Pre-Award  notice from the U. S. Army for a Small
            Business Innovation Research Phase II contract worth $730,000. During the Pre-Award stage, the U. S. Army will need to complete the necessary documentation for Kronos to begin work on Phase II. The U.
            S. Army expects that completion of the documentation will take approximately 90 days. The Phase II contract is an extension of the Phase I work that began in 2002. We anticipate the KronosTM devices manufactured under this contract will further demonstrate the versatility of the KronosTM technology to meet airflow, system pressure and reduced humidity requirements for HVAC systems.

            We are pleased that the U. S. Military has recognized the unique advantages of the KronosTM technology which has resulted in the awarding of over $1.5 million in contracts to Kronos. The Military's commitment has led to Kronos initiating discussions with a leading military dehumidification contractor. We are working with this contractor to assess specific product needs and to accelerate product commercialization. Humidity is a major cause of corrosion for military equipment including tanks and aircraft as well as a quality of life issue for many military personnel. We believe that the ability of KronosTM technology to remove humidity from the air with less energy expended and minimal increase in ambient temperature will provide product opportunities for both the military and commercial applications.

        o Transportation Products. In January 2003, Kronos extended its work into the transportation industry by signing a Development and Acquisition Agreement with a premier business jet manufacturer. The Agreement was the direct result of initial prototype development work performed by the Kronos Research Team with input from the customer in 2002. The Company has initiated the next phase of design and development based on the customer's specific product application requirements. For competitive reasons, we have been requested not to discuss the identity or specifics of this particular project at this time. We believe that this potential application will significantly aid Kronos in product positioning for other transportation applications such as commercial aircraft, automobiles, and cruise ships.

            While the potential applications of the KronosTM technology are many, we believe it is critical to our ultimate success that we get the first set of products done right! The transition from a research and development company to an operating business supporting multiple products in multiple markets does not happen overnight. There are numerous steps (from performing government and industry standards testing, to creating a manufacturing process, to preparing product packaging) which need to be completed before a product can be successfully launched. You can be assured that we are doing everything to facilitate product development and production in order to accelerate Kronos' successful market debut.

Technology Development and Innovation

        We believe that the third ingredient in building an operating business capable of generating sustainable revenue is to create an environment conducive to constant innovation. Over the past year, the Kronos research team's ability to innovate led to further development and enhancement of the KronosTM technology. By focusing on the specific needs of Kronos' newly established customer base, our team was able to build KronosTM devices that now combine the key attributes of the KronosTM technology into a single product. These devices prove that KronosTM can move large volumes of air through a silent, energy efficient product while removing 99.97% of 0.1 micron particulates in the air ("ultra HEPA" level of filtration).

        Our team's innovation was further extended to the optimization of the Kronos proprietary power supply for mass production. The power supply is the core element in efficiently generating the ion movement essential to propelling the air. Our team also made significant improvements in the design and materials necessary to maximize the air filtration and purification capability of the KronosTM technology. We believe that this innovation, combined with our ongoing intellectual property management will allow Kronos to maintain its competitive advantages through product differentiation and technology protection.

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Financial Results

        The focus on developing our intellectual property, securing commercial contracts and innovating further on our proprietary technology resulted in Kronos producing an initial $559,000 in revenue in fiscal 2003. This revenue represented a 503% increase for the fiscal year ended June 30, 2003 compared with 2002.

        Kronos reduced its operating expenses during the twelve-months ending June 30, 2003 by $469,000 or 14% compared with the prior year. This reduction was principally the result of a concerted effort to reduce our reliance on consultants and other professional service firms, as well as the transitioning of key members of the Company's management team from consulting contracts to employment agreements.

        The reduction in professional costs is primarily the result of the Company's completion of a Corporate restructuring in 2001 and 2002. During this period, we resolved all outstanding legal matters and restructured Kronos Advanced Technologies allowing us to concentrate solely on the commercialization of the KronosTM technology. In addition, we have changed auditors to significantly reduce our auditing expenses. We are committed to continue to effectively manage our costs as we dedicate a larger percentage of our available resources to product development and new revenue generating sales opportunities.

        Along with generating cash flow from the consumer, military and transportation contracts ($559,000) and the sale of new equity ($723,000), Kronos secured $3.4 million in secured debt financing from HoMedics. HoMedics paid $2.4 million upon execution of the financing agreement; $1.0 million is to be paid upon the start of production of the HoMedics consumer product line.

Corporate Governance

        Leading a successful public company extends beyond patents, contracts and innovative technology to include effective corporate governance. Kronos is committed to applying the highest standards of corporate governance in all aspects of our business. Under the guidelines of Sarbanes-Oxley and Kronos' intention to meet the requirements necessary to move the Company onto a national exchange, we recently added two new independent Board members, Mr. Spencer Browne and Mr. Mike Segal. Along with their corporate governance experience, Messrs. Browne and Segal bring extensive financial and business experience to the Company. Kronos also established an Audit Committee to go along with the Compensation Committee established last year.

Fiscal 2004 Outlook

        Kronos intends to continue in fiscal 2004 to develop sustainable revenue streams. More specifically our focus will be twofold:

        1. The Company intends to execute on our existing contracts. This means bringing the HoMedics consumer product to market; delivering the Navy a commercialized air handling system ready for installation on select naval ships and preparing for Phase III (mass production); getting the first part of our Army contract underway; and delivering product to the business jet market.

        2. The Company will continue to seek out new markets for the Kronos(TM) technology that we will serve either through marketing and distributing Kronos' products on our own or through select strategic partners.

        We are actively preparing to bring a standalone commercial product to market using Company developed marketing and distribution channels. Based on the technology and product development work for the KronosTM-based consumer product line, we are seeking to launch a commercial air purification product for the assisted living, nursing home and hospitality market segments.

        We are seeking out partners and are in various stages of discussions with global suppliers and service companies in the commercial heating, ventilation and air conditioning ("HVAC"), commercial aircraft, and automobile market segments at this time. The process of selecting the right partners for

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Kronos is labor  intensive  and time  consuming  but  crucial to Kronos'  future success. Identifying the right partner involves gaining a full understanding of the product development, marketing, distribution, and financial resources of the potential partner. Two other factors that need to be considered are the culture of the potential partner in relation to Kronos' culture and the commitment of the partner to developing high quality Kronos(TM)-based air handlers and/or filters in a timely fashion.

        We recently filed our annual report on Form 10-KSB with the SEC which is attached. I encourage you to read the annual report in its entirety. You should periodically check our web site for updates and other current information.

        Given our progress in fiscal 2003 and what we are anticipating in 2004, we are more excited than ever about the Company's prospects for generating sustainable revenue growth and our ability to bring further value to our stockholders. Again, thank you for your continued support of Kronos Advanced Technologies.

                                        Sincerely,

                                        /s/ Daniel R. Dwight
                                        Daniel R. Dwight
                                        President and Chief Executive Officer

        With the exception of historical information contained in this letter, this letter includes forward-looking statements and comments. Such statements are necessarily subject to risks and uncertainties, some of which are significant in scope and nature beyond the Company's control. Forward-looking statements, by their nature, involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above. The Company cautions that historical results are not necessarily indicative of the Company's future performance. Other risks are summarized under the caption "Factors Affecting Kronos' Business and Prospects " in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003 as filed with the Securities and Exchange Commission.

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